EXHIBIT 10.61
                                                                   -------------

                                    AGREEMENT

     This Agreement (the "Agreement") is made as of May 15, 2007 by and between Joseph Gunnar & Co., LLC, as agent for certain Noteholders ("JGUN"), and Bridgeline Software, Inc., a Delaware corporation (the "Company"). Capitalized terms not otherwise defined herein shall have the same meaning as in the Financing Agreement (together with all amendments) or in the Subordination Agreement.

                                    RECITALS

     WHEREAS, the Company and Sand Hill Finance, LLC ("SHF) are parties to the Financing Agreement, as amended and updated from time to time, dated as of March 29, 2005, under the terms and provisions of which agreement SHF agreed to extend a line of credit and to purchase certain accounts of the Company in the amount not to exceed Three Hundred Seventy Five Thousand Dollars ($375,000) (the "SHF Credit"); and,

     WHEREAS, as a condition to funding the SHF Credit to the Company, SHF requires that JGUN, in its capacity as the agent for certain Noteholders, execute a certain Subordination Agreement to subordinate any security interest or lien that JGUN has in the Collateral (as the term is defined in the Financing Agreement) to SHF, notwithstanding the respective dates of attachment or perfection of JGUN's security interest in or lien on such Collateral; and,

     WHEREAS, the Company represented to JGUN that (i) the Company requires the SHF Credit to fund and maintain its day-to-day operations, and (ii) the Company entered into the Financing Agreement and all amendments thereto in good faith with the intent to pay off the entire principal balance of the SHF Credit, together with all interest or any other payments due and payable by the Company immediately upon consummation of the initial public offering of the Company's securities which is ongoing as of the date of this Agreement; and,

     WHEREAS, in light of and reliance of the foregoing representations to the Company, JGUN wishes to assist the Company in obtaining the SHF Credit to fund its operations by executing all necessary documents and agreements.

     In consideration of JGUN's entering into the Subordination Agreement and SHF's extension of the SHF Credit to the Company, of these premises and the mutual and dependent promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agrees as follows:

     1. The Company hereby understands and agrees that in the event that the Company successfully raises at least Five Hundred Thousand Dollars ($500,000) in cash on a cumulative basis (such funds may be raised by any combination of contributions of cash, promissory notes, sales of securities of the Company, license fees, royalties or by any other means or instruments) (the "Capital Raising Event"), the Company shall, no later than ten (10) calendar days following the final closing of such Capital Raising Event, pay off the entire principal balance of the SHF Credit with any and all interest and other payments due and payable thereunder in accordance with the terms and provisions of the Financing Agreement. The Company agrees that it shall not apply to or divert proceeds of such Capital Raising Event for any purpose whatsoever until and unless the Company complies with and discharges its obligations set forth hereinabove. The

Company further agrees to give a prompt oral notice to JGUN, which notice must be confirmed in writing by overnight mail or facsimile transmission setting forth the same information, of any such Capital Raising Event. In addition, the Company also agrees to give a prompt notice to JGUN, in the same fashion and by the same means, at any time and from time to time, the parties to the Financing Agreement amend or modify any material terms or provisions thereof, including without limitation, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the debt owed under the Financing Agreement or the Collateral. Notwithstanding the foregoing, in no event shall the Company increase the principal amount of its indebtedness and obligations to SHF under the SHF Credit to be more than the amount of the SHF Credit (Three Hundred Seventy Five Thousand Dollars ($375,000)) for as long as there is any debt owed by the Company to the Noteholders is outstanding.

     2. This Agreement shall remain effective for the duration of the Subordination Agreement.

     3. The Company's failure in any material respect in the performance of any of its agreements or obligations set forth hereunder shall constitute an event of default. Upon occurrence of such an event of default, JGUN shall be entitled to exercise and enforce with respect of the Collateral all the rights and remedies available to it under any agreement or instrument by and between the Company and JGUN, including, without limitation, a certain General Security Agreement, by and among the Company and individual Noteholders, dated as of April 21, 2006, and any other agreements and instruments by and between the parties to this Agreement, as well as any other rights and remedies, in law or equity, of a secured party on default under the Uniform Commercial Code.

     4. This Agreement shall bind any successors or assignees of the Company and shall benefit any successors or assigns of JGUN. This Agreement is solely for the benefit of the Company and JGUN and not for the benefit of any other party. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. This Agreement may be amended only by written instrument signed by the parties hereto. Any waiver hereunder must be in writing and signed by the party granting such waiver.

     5. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party.

     6. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding its choice of law or conflicts of law or other provisions which might result in the selection of the substantive law of another jurisdiction.

                [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.



                                         JOSEPH GUNNAR & CO., LLC., as the Agent
                                         for certain Noteholders

                                         By: /S/ STEPHAN STEIN
                                             -------------------------------
                                         Title: CHIEF OPERATING OFFICER
                                                ----------------------------


                                         BRIDGELINE SOFTWARE, INC.

                                         By: /S/ GARY CEBULA
                                             -------------------------------
                                         Title: /S/ CHIEF FINANCIAL OFFICER
                                                ----------------------------